UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 22, 2005


                               PLIANT CORPORATION
               (Exact name of company as specified in its charter)


          UTAH                        333-40067                 87-0496065
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                    Identification Number)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
               (Address of principal executive offices) (Zip Code)


                                 (847) 969-3300
                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:


                                      N.A.
          (Former name or former address if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On June 22, 2005, Sean Epps resigned as a member of the Board of Directors of the Company.

(d) On June 23, 2005, Stephen McKenna was elected as a member of the Board of Directors of the Company. Mr. McKenna is a Principal of J.P. Morgan Partners, LLC, and was a Principal of its predecessor, Chase Capital Partners. J.P. Morgan Partners, LLC is an affiliate of our principal stockholder, J.P. Morgan Partners
(BHCA), L.P. Pursuant to the stockholders' agreement, Mr. McKenna is one of the designees to the board by our institutional common stockholders and warrantholders. Prior to joining Chase Capital Partners in 2000, Mr. McKenna worked in the Investment Banking Group of Morgan Stanley & Co., Incorporated from 1999 to 2000 and in the Mergers & Acquisitions Group of J.P. Morgan & Co. Incorporated from 1996 to 1999. Mr. McKenna also serves on the board of directors of National Waterworks, Inc. and PQ Corp., as well as a number of private companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PLIANT CORPORATION


Date: June 28, 2005                  By:   /s/ Harold C. Bevis
                                         ---------------------------------------
                                         Harold C. Bevis
                                         President, Chief Executive Officer, and
                                         Acting Chief Financial Officer